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                     CONTRIBUTION AND SUBSCRIPTION AGREEMENT
                                  BY AND AMONG

                            EMW ENERGY SERVICES CORP.
                           ENRON ENERGY SERVICES, LLC

                             DLJMB FUNDING II, INC.
                     DLJ MERCHANT BANKING PARTNERS II, L.P.
                    DLJ MERCHANT BANKING PARTNERS II-A, L.P.
                         DLJ DIVERSIFIED PARTNERS, L.P.
                        DLJ DIVERSIFIED PARTNERS-A, L.P.
                          DLJ MILLENNIUM PARTNERS. L.P.
                         DLJ MILLENNIUM PARTNERS-A, L.P.
                               DLJ FIRST ESC L.P.
                         DLJ OFFSHORE PARTNERS II, C.V.
                             DLJ EAB PARTNERS, L.P.
                                DLJ ESC II, L.P.

                      G.E. CAPITAL EQUITY INVESTMENTS, INC.

                 CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM

                      ONTARIO TEACHERS' PENSION PLAN BOARD

                                       AND

                           CORTEZ ENERGY SERVICES, LLC

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

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               PAGE
                                                                                                               ----

                                    ARTICLE I
                     DEFINITIONS AND GENERAL INTERPRETATION

         1.1      Definitions....................................................................................1
         1.2      Rules of Construction..........................................................................4
         1.3      Headings.......................................................................................4

                                   ARTICLE II
                     CONTRIBUTIONS AND RELATED TRANSACTIONS

         2.1      Contributions by EES...........................................................................5
         2.2      Cash Contributions by the Investors............................................................7
         2.3      Stockholders Agreement.........................................................................8

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF EES

         3.1      Organization; Good Standing of EES, Cortez and the Company; Capitalization.....................8
         3.2      Authority......................................................................................9
         3.3      Due Execution and Enforceability..............................................................10
         3.4      No Restrictions Against Performance...........................................................10
         3.5      Third-Party and Governmental Consents.........................................................10
         3.6      Litigation....................................................................................10
         3.7      No Operating History..........................................................................11
         3.8      No Broker's Fees..............................................................................11
         3.9      Entire Business...............................................................................11
         3.10     Contracts.....................................................................................11
         3.11     Compliance with Laws..........................................................................12
         3.12     Books and Records.............................................................................12
         3.13     Disclosure....................................................................................12
         3.14     Intellectual Property.........................................................................12

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         4.1      Organization; Good Standing...................................................................13
         4.2      Authority.....................................................................................13
         4.3      Due Execution and Enforceability..............................................................13
         4.4      No Restrictions Against Performance...........................................................13
         4.5      Third-Party and Governmental Consents.........................................................14
         4.6      Accredited Investors..........................................................................14

                                        i

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1      Full Access...................................................................................15
         5.2      Confidentiality...............................................................................15
         5.3      Publicity.....................................................................................16
         5.4      Expenses......................................................................................16
         5.5      Reimbursement to EES..........................................................................16
         5.6      Conduct of Business Prior to Closing..........................................................16
         5.7      Compliance with Conditions; Commercially Reasonable Efforts...................................16
         5.8      HSR Act Notification..........................................................................16
         5.9      Consents and Approvals........................................................................17
         5.10     Further Assurances............................................................................17
         5.11     Certain Regulatory Matters....................................................................17
         5.12     Employee Matters..............................................................................17
         5.13     Termination...................................................................................18

                                   ARTICLE VI
                         CLOSING; CONDITIONS TO CLOSING

         6.1      Location and Time of Closing..................................................................18
         6.2      Conditions to Obligations of EES, Cortez and the Company......................................18
         6.3      Conditions to Obligations of the Investors....................................................19

                                   ARTICLE VII
                                 INDEMNIFICATION

         7.1      Survival......................................................................................20
         7.2      EES's Agreement to Indemnify..................................................................20
         7.3      Investors' Agreement to Indemnify.............................................................20
         7.4      Matters Involving Third Parties...............................................................21
         7.5      Exclusive Remedy; Limitation on Damages.......................................................22
         7.6      Express Negligence Clause.....................................................................22

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1      Entire Agreement; Termination of Prior Agreement..............................................23
         8.2      Waivers and Amendments........................................................................23
         8.3      Notices.......................................................................................23
         8.4      Governing Law; Venue; Submission to Service of Process........................................25
         8.5      Binding Effect; Assignment....................................................................25
         8.6      Representation by Counsel.....................................................................26
         8.7      Severability..................................................................................26
         8.8      Counterparts..................................................................................26
         8.9      Specific Performance..........................................................................26


EXHIBITS:
---------
EXHIBIT 1.1(a) - Amended and Restated Certificate of Incorporation
EXHIBIT 1.1(b) - Business Opportunity Agreement
EXHIBITS 1.1(c)(i) AND (ii) - Master Purchase and Sales Agreements
EXHIBIT 1.1(d) - Form of Investor Warrant
EXHIBIT 1.1(e) - Noncompetition Agreement
EXHIBIT 1.1(f) - Services Agreement
EXHIBIT 1.1(g) - Software Agreement
EXHIBIT 1.1(h) - Form of Special Warrant
EXHIBIT 1.1(i) - Stockholders Agreement
EXHIBIT 6.2    - Opinions to be delivered on behalf of each Investor
EXHIBIT 6.3    - Opinions to be delivered on behalf of Enron, EES, Cortez and the Company


SCHEDULES:
----------
SCHEDULE 2.1(a)(i) -  Contributed Contracts
SCHEDULE 3.1       -  Company Obligations to Issue Common Stock
SCHEDULE 3.4       -  Restrictions Against Performance
SCHEDULE 3.5       -  Required Approvals
SCHEDULE 3.6       -  Litigation
SCHEDULE 3.11      -  Compliance with Laws
SCHEDULE 5.12      -  Employees

                     CONTRIBUTION AND SUBSCRIPTION AGREEMENT

         THIS CONTRIBUTION AND SUBSCRIPTION AGREEMENT, dated as of December 23, 1999 (this "Agreement") is by and among DLJMB Funding II, Inc., DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJ First ESC L.P., DLJ Offshore Partners II, C.V, DLJ EAB Partners, L.P., DLJ ESC II, L.P. (together, the "DLJMB Investors"), G.E. Capital Equity Investments, Inc. ("GE"), the California Public Employees' Retirement System ("CalPERS"), the Ontario Teachers' Pension Plan Board ("OTP") (together, the "Investors"), Enron Energy Services, LLC, a Delaware limited liability company ("EES"), Cortez Energy Services, LLC, a Delaware limited liability company ("Cortez"), and EMW Energy Services Corp. (the "Company").

         WHEREAS, EES has agreed to contribute or cause to be contributed to the Company certain assets in exchange for shares of Common Stock and Special Warrants on the terms set forth herein;

         WHEREAS, the Investors have agreed to contribute to the Company an aggregate of $100 million cash in exchange for shares of Common Stock, Special Warrants and Investor Warrants on the terms set forth herein; and

         WHEREAS, the purpose of the Company shall be to engage in the retail marketing and retail sale of natural gas, electricity and other commodities, products and services to residential and small commercial customers in the United States;

         NOW, THEREFORE, for and in consideration of the foregoing premises, mutual covenants, rights and obligations set forth herein, the benefits to be derived therefrom and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by the parties hereto, the parties hereto agree as follows:

                                    ARTICLE I
                     DEFINITIONS AND GENERAL INTERPRETATION

         1.1 DEFINITIONS. The following terms shall be used in this Agreement with the meanings set forth in this Section 1.1:

         "AMENDED CHARTER" means the Amended and Restated Certificate of Incorporation of the Company to be adopted in the form attached as EXHIBIT 1.1(a) hereto.

         "AOL AGREEMENT" means the Interactive Marketing Agreement dated as of November 24, 1999 between the Company and America Online, Inc.

         "AOL SUBSCRIPTION AGREEMENT" means the Subscription Agreement to be entered into between the Company and America Online, Inc at the Closing in the form attached to the AOL Agreement.

         "ASSUMED LIABILITIES" has the meaning set forth in Section 2.1(c).

         "BUSINESS" means the business of selling natural gas and electricity to residential customers that is currently conducted by EES.

         "BUSINESS OPPORTUNITY AGREEMENT" means the Business Opportunity Agreement to be entered into between the Company and Enron Corp. in the form attached as EXHIBIT 1.1(b) hereto.

         "CLOSING" has the meaning set forth in Section 6.1.

         "COMMODITY SUPPLY AGREEMENTS" means the Master Purchase and Sales Agreements to be entered into between the Company and Enron Energy Services, Inc. in the forms attached as EXHIBITS 1.1(c)(i) AND (ii) hereto.

         "COMMON STOCK" means the voting common stock, par value $.01 per share, of the Company, having the terms set forth in the Amended Charter.

         "COMPANY INTELLECTUAL PROPERTY" means, to the extent developed or used by EES or its subsidiaries and related solely to the business of selling natural gas and electricity and related products to residential customers as currently contemplated to be engaged in by the Company, (i) all trademarks, service marks, trade dress, domain names, logos, trade names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (ii) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (iii) all trade secrets and confidential information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, books and records, and business and marketing plans and proposals), (iv) all other proprietary rights, (v) all copies and tangible embodiments thereof (in whatever form or medium), and (vi) all rights granted or retained in licenses in respect of any of the foregoing; PROVIDED that any of the foregoing that is transferred or licensed in or covered by the Software Agreement shall not be deemed to be Company Intellectual Property for purposes of this Agreement.

         "CONTRIBUTED ASSETS" has the meaning set forth in Section 2.1.

         "CONTRIBUTED CONTRACTS" has the meaning set forth in Section 2.1(a)(i).

         "DAMAGES" has the meaning set forth in Section 7.2(a).

         "EXCLUDED LIABILITIES" has the meaning set forth in Section 2.1(d).

         "GOVERNMENTAL AUTHORITY" means any court, judicial or quasi-judicial or administrative agency or body or commission or other governmental or other regulatory authority or agency.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 7.4.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 7.4.

         "INVESTOR WARRANTS" means the warrants to purchase shares of Non-Voting Common Stock having the terms set forth in the form of warrant attached as
EXHIBIT 1.1(d) hereto.

         "LAWS" means all (a) federal, state, local or foreign laws, statutes, ordinances, judgments, decrees, rules and regulations, (b) orders, (c) permits and (d) agreements with federal, state, local or foreign regulatory authorities or agencies to which EES, the Company, Cortez or an Investor, as the case may be, is a party or by which it is bound.

         "LIEN" means, with respect to any asset, any mortgage, lien (including mechanics, warehousemen, laborers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment or encumbrance of any kind in respect of or affecting such asset.

         "MATERIAL ADVERSE EFFECT" means any event, condition, effect or change (or series of such occurrences, as a whole or individually) that is or would be materially adverse to the business, results of operations, condition (financial or otherwise), business, assets, liabilities or prospects of the Company.

         "NONCOMPETITION AGREEMENT" means the Noncompetition Agreement to be entered into among the Company, EES and Enron Corp. in the form attached as
EXHIBIT 1.1(e) hereto.

         "NON-VOTING COMMON STOCK" means the non-voting common stock, par value $.01 per share, of the Company, having the terms set forth in the Amended Charter.

         "ORIGINAL TERMINATION DATE" has the meaning set forth in Section
5.13(b).

         "OTHER AGREEMENTS" means the Business Opportunity Agreement, the Commodity Supply Agreements, the Software Agreement, the Noncompetition Agreement, the Services Agreement and the Stockholders Agreement.

         "PERMITS" has the meaning set forth in Section 3.5.

         "REQUIRED APPROVALS" has the meaning set forth in Section 3.5.

         "SECURITIES" has the meaning set forth in Section 4.6(a).

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SERVICES AGREEMENT" means the Master Services Agreement to be entered into among the Company, Enron Corp. and EES in the form attached as EXHIBIT 1.1(f) hereto.

         "SOFTWARE AGREEMENT" means the Software Agreement to be entered into between the Company and EES in the form attached as EXHIBIT 1.1(g) hereto.

         "SPECIAL WARRANTS" means the warrants to purchase shares of Non-Voting Common Stock having the terms set forth in the form of warrant attached as
EXHIBIT 1.1(h) hereto.

         "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement to be entered into among the Company, EES, Cortez and the Investors in the form attached as
EXHIBIT 1.1(i) hereto.

         "WARRANTS" has the meaning set forth in Section 3.1(f).

         1.2 RULES OF CONSTRUCTION. The definitions in Section 1.1 herein and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "herein," "hereof," "hereto" and "hereunder" and words of similar import refer to this Agreement in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to "Sections" and "Articles" shall be deemed references to sections and articles of this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations).

         1.3 HEADINGS. The Article and Section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                                   ARTICLE II
                     CONTRIBUTIONS AND RELATED TRANSACTIONS

         2.1      CONTRIBUTIONS BY EES

         (a) CONTRIBUTED ASSETS. Subject to the terms and conditions of this Agreement, at the Closing, EES shall contribute or cause to be contributed to the Company (or any designated subsidiary of the Company), and the Company (or such subsidiary) shall accept, the following (collectively, the "Contributed Assets"):

                  (i) the assignment free and clear of all Liens and adverse claims of the retail gas and electricity sales contracts listed on SCHEDULE 2.1(a)(i) (the "Contributed Contracts"), PROVIDED, HOWEVER, the parties acknowledge and agree that such contracts may not be actually assigned to the Company until receipt of required approvals from certain Governmental Authorities and that, until such contracts may lawfully be assigned to the Company or a subsidiary thereof, EES will take such actions and enter into such agreements as shall be necessary to transfer the economic benefits of such contracts to the Company (or a designated subsidiary thereof) effective as of the Closing Date, and the Company (or such subsidiary) will take such actions and enter into such agreements as shall be necessary to bear the economic burden of such contracts effective as of the Closing Date;

                  (ii) the ownership rights to the risk management systems described in and pursuant to the terms of the Software Agreement;

                  (iii) the services to be provided by EES and its affiliates pursuant to the Services Agreement that are to be provided free of charge for the initial periods set forth in the Services Agreement; and

                  (iv) all right, title and interest of EES and its subsidiaries in and to the Company Intellectual Property.

         (b) OTHER AGREEMENTS OF EES. Subject to the terms and conditions of this Agreement, at or prior to the Closing:

                  (i) EES shall, and shall cause the Company and the other applicable parties to, enter into the Services Agreement;

                  (ii) EES shall, and shall cause the Company to, enter into the Software Agreement;

                  (iii) EES shall cause the Company and the other applicable parties to enter into the Commodity Supply Agreements;

                  (iv) EES shall, and shall cause the Company and Enron Corp. to, enter into the Business Opportunity Agreement;

                  (v) EES shall, and shall cause the Company and Enron Corp. to, enter into the Noncompetition Agreement; and

                  (vi) EES shall take such actions as shall be required to cause the Amended Charter to be adopted, filed and made effective under the Delaware General Corporation Law.

         (c) ASSUMPTION OF LIABILITIES. Subject to the terms and conditions of this Agreement, at the Closing the Company will assume the obligations of EES under the Contributed Contracts required to be performed after the Closing Date (the "Assumed Liabilities") by executing an undertaking in form reasonably satisfactory to EES and the Investors, which undertaking shall be effective upon assignment of such Contributed Contracts to the Company or its designated subsidiary as contemplated by Section 2.1(a).

         (d) EXCLUSION OF LIABILITIES. Notwithstanding any other provision of this Agreement, the Company shall not assume or have any liability hereunder with respect to any other liabilities or obligations of EES not specifically included in the Assumed Liabilities, whether known or unknown, liquidated or unliquidated, contingent or fixed (the "Excluded Liabilities"), including, without limitation:

                  (i) liabilities arising out of the operation of the Business or ownership of the Contributed Assets prior to the Closing Date;

                  (ii) liabilities arising out of any other businesses operated and assets owned by EES, whether incurred before or after the Closing Date; and

                  (iii) liabilities or obligations for EES to pay any taxes of any kind or nature, including any interest or penalties imposed with respect hereto, and including any taxes incurred by EES arising out of the operation of the Business or ownership of the Contributed Assets prior to the Closing Date.

All Excluded Liabilities shall be paid, performed and discharged by EES as and when due.

         (e) ISSUANCE OF STOCK AND WARRANTS TO EES AND CORTEZ. In consideration for all of the foregoing, at the Closing, subject to the terms and conditions of this Agreement, the Company will (i) issue to EES 49,000 shares of Common Stock and 225,000 Special Warrants, and (ii) issue to EES 25,000 shares of Common Stock, which EES will promptly contribute to Cortez.

         2.2      CASH CONTRIBUTIONS BY THE INVESTORS.

         (a) CASH CONTRIBUTIONS. Subject to the terms and conditions of this Agreement, at the Closing, the Investors shall contribute as a capital contribution to the Company, and the Company shall accept from the Investors, the following cash contributions:


                  Investor                            Cash Contribution
                  --------                            -----------------

                  DLJMB Investors                     $35,000,000
                  GE                                  $35,000,000
                  CalPERS                             $15,000,000
                  OTP                                 $15,000,000



Such contributions shall be made by wire transfer of immediately available funds to an account or accounts designated by the Company in writing and at least two
(2) Delaware business days prior to Closing.

         (b) ISSUANCE OF STOCK AND WARRANTS TO THE INVESTORS. In consideration for the foregoing, at the Closing, subject to the terms and conditions of this Agreement, the Company will issue to the Investors the number of shares of Common Stock, Special Warrants and Investor Warrants set forth below:

                           Shares of                 Special              Investor
Investor                  Common stock               Warrants             Warrants
--------                  ------------               --------             --------
DLJMB Investors            8,750                     26,250                18,065
GE                         8,750                     26,250                18,065
CalPERS                    3,750                     11,250                 7,742
OTP                        3,750                     11,250                 7,742

         (c) ALLOCATION AMONG DLJMB INVESTORS. The DLJMB Investors jointly agree that the cash contributions to be made by the DLJMB Investors pursuant to
Section 2.2(a) above and the securities to be issued to the DLJMB Investors pursuant to Section 2.2(b) above shall be allocated among the DLJMB Investors in such manner as the DLJMB Investors shall advise the Company at least 3 business days prior to Closing.

         (d) Notwithstanding anything herein to the contrary, no party shall have any liability to the other parties for any delay in fulfilling such party's funding obligations at Closing that is caused by computer hardware or software failures commonly referred to as "Year 2000" problems, provided any such delay is remedied as soon as possible.

         2.3 STOCKHOLDERS AGREEMENT. At the Closing, subject to the terms and conditions of this Agreement, EES, Cortez, the Company and each of the Investors will enter into the Stockholders Agreement.

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF EES

         EES represents and warrants to each of the Investors that:

         3.1 ORGANIZATION; GOOD STANDING OF EES, CORTEZ AND THE COMPANY; CAPITALIZATION.

         (a) Each of EES and Cortez is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

         (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of the Contributed Assets requires such qualification, except where the failure so to qualify and be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (c) The authorized membership interests of Cortez at Closing will consist of Class A membership interests and Class B membership interests. At Closing, EES will own 49 percent of the outstanding Class A membership interests in Cortez and 100 percent of the outstanding Class B membership interests in Cortez, and LJM 2 Co-Investment L.P. ("LJM") will own 51 percent of the outstanding Class A membership interests in Cortez. As of Closing, EES will be the managing member of Cortez. At Closing, there will be no outstanding options, warrants, commitments, agreements or any other rights of any character entitling any person or entity to acquire membership interests or securities convertible into, or exchangeable for, membership interests in Cortez. Except for activities incident to the transactions contemplated by this Agreement, Cortez will not have engaged in any business activities of any type whatsoever at or prior to Closing. At Closing, Cortez will have no assets (other than minimum required capitalization) or liabilities. At Closing, the limited liability company agreement of Cortez will provide that, prior to the earlier of an Initial Public Offering (as defined in the Stockholders Agreement) or five years from the Closing Date, neither of the owners thereof may transfer their interests in Cortez, except that such agreement will provide that (i) EES and LJM may transfer their respective interests to an Affiliate of EES or Enron Corp. or Cortez if, but only if, at least 80% of the economic and voting interest represented by such transferred interests continue to be held after such transfer, directly or indirectly, by EES or Enron Corp., and (ii) EES may transfer such interests in connection with a transfer in which EES or Enron

Corp. and their respective Affiliates retain substantially all of the economic risks and benefits of ownership of such transferred membership interests.

         (d) The authorized capital stock of the Company consists solely of 10,000 shares of Common Stock, par value $.01 per share, of which 1,000 shares are issued and outstanding. Immediately following the Closing, the authorized capital stock of the Company will consist of 1,000,000 shares of Common Stock of which 100,000 will be issued and outstanding, (ii) 1,000,000 shares of Non-Voting Common Stock, of which no shares will be issued and outstanding, and
(iii) 50,000 shares of preferred stock, par value $.01 per share, none of which will be issued and outstanding. Each share of Common Stock and Non-Voting Common Stock to be issued pursuant to this Agreement has been duly authorized, and, upon payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance thereof will be free and clear of any Liens (other than those arising under the Stockholders Agreement), and will not have been subject to any preemptive rights or made in violation of any applicable Law. The Company does not have any subsidiaries, and does not own any equity interest in any other entity, except that prior to Closing, the Company may form one or more wholly-owned subsidiaries for purposes of receiving the Contributed Assets as contemplated by Section 2.1(a).

         (e) EES owns 1,000 shares of Common Stock of the Company, which constitutes all of the outstanding shares of capital stock in the Company. There are no outstanding options, warrants, commitments, agreements or any other rights of any character entitling any person or entity to acquire shares of capital stock or securities convertible or exchangeable for capital stock in the Company except for the Company's obligation to issue up to 12,903 shares of Common Stock pursuant to the AOL Subscription Agreement and as contemplated by this Agreement or as set forth on SCHEDULE 3.1 hereto.

         (f) At Closing, the Investor Warrants and the Special Warrants (together, the "Warrants") will be duly authorized and validly issued. At Closing, the Common Stock or Non-Voting Common Stock, as the case may be, to be issued, upon valid exercise of the Warrants in accordance with their terms, will be duly authorized and adequately reserved in contemplation of the exercise of the Warrants and, when issued and delivered in accordance with the terms of the Warrants, will be validly issued, fully paid, non-assessable and free and clear of all Liens (other than those arising under the Stockholders Agreement), and the issuance thereof will not have been subject to any preemptive rights or made in violation of any applicable Law.

         3.2 AUTHORITY. Each of EES, Cortez and the Company has the requisite limited liability or corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Other Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. Each of EES, Cortez and the Company have taken all necessary limited liability company or corporate action to authorize the execution, delivery and performance of this Agreement and the Other Agreements to which it is a party, subject to the filing of the Amended Charter in accordance with the Delaware General Corporation Law.

         3.3 DUE EXECUTION AND ENFORCEABILITY. This Agreement constitutes a legal, valid and binding obligation of EES, Cortez and the Company enforceable against EES, Cortez and the Company in accordance with its terms, and the Other Agreements to which EES, Cortez and the Company are party, when executed and delivered by all parties thereto, will constitute legal, valid and binding obligations of EES, Cortez and the Company, as applicable, enforceable against EES, Cortez and the Company, as applicable, in accordance with their respective terms, in each case except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting enforcement of creditors' rights and general principles of equity.

         3.4      NO RESTRICTIONS AGAINST PERFORMANCE. Except as set forth in
SCHEDULE 3.4 hereto, neither the execution, delivery nor performance of this Agreement or the Other Agreements by EES, Cortez or the Company nor the consummation by EES, Cortez or the Company of the transactions contemplated by this Agreement or the Other Agreements will, with or without the giving of notice or the passage of time, or both, violate any provisions of, conflict with, result in a breach of, constitute a default under (or give rise to any right of termination, cancellation or acceleration), or result in the creation or imposition of any Lien under: (a) the organizational documents of EES, Cortez or the Company; (b) any Law that is applicable to EES, Cortez, the Company or any of their respective properties or assets; (c) any contract, indenture, instrument, agreement, mortgage, lease, right or other obligation or restriction to which EES, Cortez or the Company is a party or by which EES, Cortez or the Company or any of their respective properties or assets is or may be bound; or
(d) any order, judgment, writ, injunction, decree, license, franchise, permit or other authorization of any Governmental Authority by which EES, Cortez or the Company or any of their respective properties or assets are or may be bound, except in the case of clauses (b) and (c), as would not individually or in the aggregate have a Material Adverse Effect on the Company or materially impair the ability of EES, Cortez or the Company to consummate the transactions contemplated hereby.

         3.5      THIRD-PARTY AND GOVERNMENTAL CONSENTS. Except as set forth in
SCHEDULE 3.5 hereto, no approval, consent, waiver, order or authorization of, or registration, qualification, declaration, or filing with, or notice to, any Governmental Authority or other third party is required to be made or obtained on the part of EES, Cortez or the Company in connection with the execution and delivery of this Agreement or the Other Agreements to which they are a party or the consummation of the transactions contemplated hereby or thereby. SCHEDULE
3.5 hereto sets out all permits, licenses, approvals, consents, certificates, waivers, orders and authorizations ("Permits") from Governmental Authorities or third parties necessary to be made or obtained to enable the Company to conduct the Business as of Closing ("Required Approvals").

         3.6 LITIGATION. Except as set forth in SCHEDULE 3.6, there is no judicial or administrative action, suit, proceeding (whether adjudicatory, rule-making, licensing or otherwise) or investigation pending or, to the knowledge of EES, threatened in law or equity against EES, Cortez or the

Company, relating to the Company, the Contributed Assets or the transactions contemplated by this Agreement before any Governmental Authority, that would adversely affect the Company, the Contributed Assets or the ability of EES, Cortez or the Company to consummate the transactions contemplated hereby or to carry on the Business as currently contemplated.

         3.7 NO OPERATING HISTORY. The Company was formed on November 17, 1999 and has not conducted any business operations except execution of the AOL Agreement and operations incident to the transactions contemplated by this Agreement, and the Company has no assets (other than the minimum required capitalization) or liabilities except as contemplated by the AOL Agreement.

         3.8 NO BROKER'S FEES. No agent, broker or other person is or may be entitled to a commission or finder's fee from the Company in connection with the transactions contemplated by this Agreement.

         3.9 ENTIRE BUSINESS. The Contributed Assets, together with the services to be provided, or rights to be obtained, pursuant to the Other Agreements, constitute all the assets, properties, rights and services used in, or necessary for the operation of, and are adequate, sufficient and suitable for the conduct of, the Business as currently conducted, subject to obtaining the Required Approvals.

         3.10     CONTRACTS.

         (a) EES, the Company and any other entity operating the Business each have, and at the Closing will each have, performed in all material respects all obligations under the Contributed Contracts required to be performed by them prior to such date. EES and the Company are not, and at the Closing will not be, and, to the knowledge of EES, no other party is, in default, under any of the Contributed Contracts and no event has occurred thereunder which, with or without the lapse of time or the giving of notice or both, would constitute a default by EES or the Company or such other entity or, to the knowledge of EES, by any other party thereto, except to the extent that such default would not have a Material Adverse Effect on the Company. Subject to obtaining the Required Approvals, all of the Contributed Contracts are, and at Closing will be, capable of being assigned to the Company in accordance with Section 2.1(a)(i) hereof without the consent of any other party, except for any such Contributed Contracts that have been terminated in accordance with their terms. The Contributed Contracts are, and at the Closing will be, duly authorized, in full force and effect, valid, binding and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, except for any such Contributed Contracts that have been terminated in accordance with their terms. Copies of all of the Contributed Contracts have been made available to the Investors.

         (b) The Company is not, and at the Closing will not be, and, to the knowledge of EES or the Company, no other party is, in default, under the AOL Agreement and no event has occurred thereunder which, with or without the lapse of time or the giving of notice or both, would constitute a default by the Company or, to the knowledge of EES or the Company, by any other party thereto. The AOL Agreement is, and at the Closing will be, duly authorized by the Company, and assuming it has been duly authorized by the other parties thereto, in full force and effect, valid, binding and enforceable in accordance with its terms against the Company, and to the knowledge of the Company, the other parties thereto, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. A copy of the AOL Agreement has been made available to the Investors.

         (c) Other than the Contributed Contracts, the Other Agreements, the AOL Agreement and the Letter of Intent with Simon Property Group L.P. referred to in SCHEDULE 3.1, there are no contracts, agreements, undertakings or commitments, whether written or oral, of EES, Cortez or the Company or any other entity operating the Business solely relating to the Business.

         3.11 COMPLIANCE WITH LAWS. The Business is being conducted by EES in compliance with all applicable Laws, except as set forth in SCHEDULE 3.11. EES holds all Permits from all Governmental Authorities and third parties necessary for the lawful conduct of the Business. EES is and has been in compliance with, and, to the knowledge of EES, is not under investigation with respect to or been given notice of any violation of, any such Permit, except as set forth in SCHEDULE 3.11.

         3.12 BOOKS AND RECORDS. The books of account, minute books, stock record books and other records of the Company are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of adequate systems of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and material corporate action taken by, the stockholders, the Board of Directors and any committees of the Board of Directors of the Company. True and complete copies of the Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof have been made available to the Investors.

         3.13 DISCLOSURE. To the knowlege of EES, the representations or warranties made by EES, Cortez or the Company contained in this Agreement, the Other Agreements and the AOL Agreement, together with all written and oral information provided to the Investors in connection with the transactions contemplated hereby, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading.

         3.14 INTELLECTUAL PROPERTY. On the Closing, the Company will be the sole and exclusive owner of, or have a valid right to use the Company Intellectual Property, in each case free and clear of any Liens. EES, Cortez and the Company have taken reasonable measures to protect the secrecy and confidentiality of, and their respective rights in, any Company Intellectual Property that constitutes trade secrets or confidential information of the Company.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         Each Investor severally, and not jointly, represents and warrants to EES, Cortez and the Company that:

         4.1 ORGANIZATION; GOOD STANDING. Such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with full corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

         4.2 AUTHORITY. Such Investor has the corporate or similar power and authority to execute, deliver and perform its obligations under this Agreement and the Stockholders Agreement and to consummate the transactions contemplated hereby and thereby. Such Investor has taken all necessary corporate or similar action to authorize its execution, delivery and performance of this Agreement and the Stockholders Agreement.

         4.3 DUE EXECUTION AND ENFORCEABILITY. This Agreement constitutes, and the Stockholders Agreement when executed and delivered by the parties thereto will constitute, a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting enforcement of creditors' rights and general principles of equity.

         4.4 NO RESTRICTIONS AGAINST PERFORMANCE. Neither the execution, delivery nor performance by such Investor of this Agreement or the Stockholders Agreement nor the consummation by such Investor of the transactions contemplated by this Agreement or the Stockholders Agreement will, with or without the giving of notice or the passage of time, or both, violate any provisions of, conflict with, result in a breach of, constitute a default under, or result in the creation or imposition of any Lien under: (a) the organizational or governing documents of such Investor; (b) any Law that is applicable to such Investor or any of its properties or assets; (c) any contract, indenture, instrument, agreement, mortgage, lease, right or other obligation or restriction to which such Investor is a party or by which it or any of its properties or assets are or may be bound; or (d) any order, judgment, writ, injunction, decree, license, franchise, permit or other authorization of any Governmental Authority by which such Investor or any of its properties or assets are or may be bound, except in each of the foregoing cases as would not individually or in the aggregate have a Material Adverse Effect or materially impair the ability of such Investor to consummate the transactions contemplated hereby.

         4.5 THIRD-PARTY AND GOVERNMENTAL CONSENTS. Except as previously obtained, no approval, consent, waiver, order or authorization of, or registration, qualification, declaration, or filing with, or notice to, any Governmental Authority or other third party is required on the part of such Investor in connection with the execution and delivery of this Agreement or the Stockholders Agreement by such Investor or the consummation of the transactions contemplated hereby or thereby.

         4.6      ACCREDITED INVESTORS.

         (a) Such Investor is acquiring the Common Stock, Special Warrants and Investor Warrants to be acquired by it under this Agreement (including, for purposes of this representation and warranty, the shares of Non-Voting Common Stock or Common Stock underlying such Special Warrants or Investor Warrants) (collectively, the "Securities") for its own account, for investment purposes, and not with a view to, or for resale in connection with, any public distribution of the Securities in violation of the federal securities laws.

         (b) Such Investor understands that the Securities have not been registered under the Securities Act or any federal or state law by reason of specific exemptions under the provisions thereof, the availability of which depend in part upon the accuracy of its representations made in this Section 4.6.

         (c) Such Investor understands that the Company is relying upon the representations and agreements contained in this Section 4.6 for the purpose of determining whether this transaction meets the requirements for such exemptions.

         (d) Such Investor is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act.

         (e) Such Investor has such knowledge, skill and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of an investment in the Securities. The undersigned recognizes that an investment in the Securities is a speculative investment involving a high degree of risk.

         (f) Such Investor understands that the Securities are "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission thereunder provide in substance that it may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and it understands that the Company has no obligation to register any of the Securities or securities issuable upon conversion or exercise thereof, thereunder, except as contemplated by the Stockholders Agreement.

         (g) Such Investor has been furnished by EES and the Company all information (or provided access to all information) regarding the business and financial condition of the Company, its expected plans for future business activities, the attributes of the Securities and the merits and risks of an investment in the Securities that it has requested or otherwise needs to evaluate the investment in the Securities.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1 FULL ACCESS. Prior to the Closing, EES shall afford to the Investors, their respective counsel, accountants, lenders, and other representatives full access during normal business hours to the properties, books, contracts and records of EES that relate to the Business, the Company and the Contributed Assets in order that the Investors may have full opportunity to make such investigations as they shall desire to make of the Business, the Company and the Contributed Assets, and shall, upon request, promptly furnish to each of the Investors all other information concerning the Business and the Contributed Assets as the Investors may reasonably request, in each case subject to confidentiality restrictions or obligations; PROVIDED, HOWEVER, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the businesses of EES.

         5.2 CONFIDENTIALITY. Each party hereto shall hold and shall cause its employees, auditors, attorneys, financial advisors, bankers and other consultants to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all confidential or proprietary documents and information concerning any other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished other than as a result of the evaluation or negotiation of the transactions contemplated by this Agreement, or (b) in the public domain through no fault of such party), and each party shall treat such information as the sole property of the party furnishing the information and it shall not release or disclose such information to any other person, except its employees, auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement who agree to be bound by the forgoing. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into the public domain through no fault of the party required to hold it in confidence, and such information shall not be used to the detriment of, or in relation to any investment in, the other party, and all such documents (including copies thereof) shall be destroyed or returned to the other party. Each party shall be deemed to have satisfied its obligation to hold confidential, proprietary or other information concerning or supplied by the other parties if it exercises the same care as it takes to preserve confidentiality for its own similar information.

         5.3 PUBLICITY. None of the Company, EES, Cortez, the Investors or any of their affiliates shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement, the Other Agreements or the transactions contemplated hereby or thereby for dissemination to the general public without the prior written consent of the other parties. This provision shall not apply, however, to any announcement or written statement required to be made by Law or the regulations of any federal, state or local Governmental Authority or any stock exchange, except that the party hereto required to make such announcement shall, whenever practicable, consult with the other party concerning the content and timing of such announcement before such announcement is made.

         5.4 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense, PROVIDED THAT, within 60 days after the Closing, the Company shall reimburse the Investors for all reasonable documented out of pocket expenses (including the fees and expenses of Weil, Gotshal and Manges LLP as counsel to the Investors, but no other legal fees or expenses) incurred in connection with the transactions contemplated by this Agreement, up to a maximum of $600,000.

         5.5 REIMBURSEMENT TO EES. At the Closing, subject to the terms and conditions of this Agreement, the Company will pay to EES the sum of $10 million by wire transfer of immediately available funds to an account or accounts designated by EES prior to the Closing, in reimbursement for direct expenses paid to AOL by EES in connection with the AOL Agreement.

         5.6 CONDUCT OF BUSINESS PRIOR TO CLOSING. The Company shall not take any action between execution of this Agreement and the Closing except such actions as are incidental to or contemplated by this Agreement or the AOL Agreement.

         5.7 COMPLIANCE WITH CONDITIONS; COMMERCIALLY REASONABLE EFFORTS. Each party hereto shall use commercially reasonable efforts to cause all conditions precedent to its obligations to be satisfied. Upon the terms and subject to the conditions of this Agreement, each party hereto will use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

         5.8 HSR ACT NOTIFICATION. To the extent required by the HSR Act, each party shall, to the extent it has not already done so, (a) file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, all reports and other documents required to be filed by it, Cortez or the Company under the HSR Act concerning the transactions contemplated hereby and (b) promptly comply with or cause to be complied with any requests by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice for additional information concerning such transactions, in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. EES agrees to request, and to cooperate with the Investors in requesting, early termination of any applicable waiting period under the HSR Act.

         5.9 CONSENTS AND APPROVALS. At such time as the Special Committee (as defined in the Stockholders Agreement) determines after the Closing Date, EES and the Company shall use their best efforts to obtain the Required Approvals and all necessary consents, waivers, authorizations and approvals required in connection with the execution, delivery and performance of this Agreement and the Other Agreements, including obtaining all necessary consents from third parties to the assignment of the Contributed Contracts; PROVIDED THAT the cost of obtaining any consents, registrations or approvals required to be obtained by the Company from any Governmental Authorities necessary to conduct the Business after the Closing Date shall be borne by the Company. The parties hereto shall cooperate in preparing and filing all documents required to be submitted to any Governmental Authority in connection with the transactions contemplated by this Agreement and the Other Agreements (which cooperation shall include, without limitation, timely furnishing of all information that counsel reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

         5.10 FURTHER ASSURANCES. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement, including, in the case of EES, such acts, instruments and documents as may be necessary or desirable to convey and transfer to the Company the Contributed Assets to be contributed or caused to be contributed by EES hereunder.

         5.11 CERTAIN REGULATORY MATTERS. EES agrees that it will not, and that it will cause Enron Corp. not to, agree to any voluntary settlement of the matters referred to in Item 1 of SCHEDULE 3.6 that would impose obligations or limitations or similar measures on the Company after the Closing (other than any such settlement that does no more than either require payment of monetary fines or penalties (which shall be paid by EES) and/or require the Company to agree to comply with its obligations under applicable Laws in the future) unless such settlement is approved by the Investors if such settlement is entered into at or prior to Closing, or by Special Committee Approval (as defined in the Stockholders Agreement) if such settlement is entered into after Closing, in each case which approval may not be unreasonably withheld. EES acknowledges that the foregoing matters constitute Excluded Liabilities for purposes of this Agreement.

         5.12 EMPLOYEE MATTERS. Subject to approval of the Special Committee (as defined in the Stockholders Agreement), the Company agrees to use commercially reasonable efforts to hire the current employees of EES or its Affiliates who are listed on SCHEDULE 5.12 hereto, and EES agrees to cooperate with the Company in order to facilitate the transition of such employees. EES agrees that EES or another Affiliate of EES or Enron Corp. will be responsible for all compensation and other benefit expenses of such employees related to any and all periods prior to the commencement of employment of such employees by the Company.

         5.13     TERMINATION.

         (a) This Agreement may be terminated at any time prior to the Closing by the mutual written consent of all the parties hereto.

         (b) If the Closing has not occurred on or before January 10, 2000 (the "Original Termination Date", such date to be extended automatically if the sole condition to Closing that is not satisfied or capable of being immediately satisfied is the condition set forth in Sections 6.2(e) and 6.3(e), to the date three business days after satisfaction of such condition but not later than the 30th day following the Original Termination Date), this Agreement shall terminate automatically, unless otherwise agreed to in writing by the parties hereto.

         (c) Upon termination of this Agreement pursuant to this Section 5.13, the terms and provisions of this Agreement shall have no further force and effect, except that Sections 5.2, 5.3, 5.4 and 8.4 shall survive any such termination.

                                   ARTICLE VI
                         CLOSING; CONDITIONS TO CLOSING

         6.1 LOCATION AND TIME OF CLOSING. The closing (the "Closing") of the transactions contemplated hereby shall take place on the later of January 6, 2000 or the third business day following satisfaction of the conditions to Closing set forth in Sections 6.2 and 6.3 (other than conditions that by their nature are to be satisfied at Closing) at the offices of Vinson & Elkins L.L.P., First City Tower, 1001 Fannin Street, Houston, Texas 77002, at 10:00 a.m., local time, or, at such other time or place as the parties hereto shall agree. The date of the Closing is herein referred to as the "Closing Date."

         6.2 CONDITIONS TO OBLIGATIONS OF EES, CORTEZ AND THE COMPANY. The respective obligations of EES, Cortez and the Company to be performed at the Closing are subject to the satisfaction of the conditions set forth in this
Section 6.2.

         (a) No action or proceeding before any court or Governmental Authority shall have been instituted seeking to restrain, prohibit, or otherwise interfere with the transactions contemplated hereby.

         (b) The Investors shall have performed in all material respects all of their obligations under this Agreement required to be performed by them on or prior to the Closing Date.

         (c) The representations and warranties of each Investor contained in this Agreement that are qualified by reference to materiality or Material Adverse Effect shall be true and correct, and any such representations and warranties that are not so qualified shall be true and correct in all material respects, at and as of the Closing Date, as if made at and as of such date, except that representations and warranties made as of a specific date need be true only as of that date.

         (d) EES, Cortez and the Company shall have received an opinion of counsel to each of the Investors (or in the case of OTP, other evidence) reasonably satisfactory to EES, Cortez and the Company covering the matters described on EXHIBIT 6.2 hereto.

         (e) Any applicable waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

         6.3 CONDITIONS TO OBLIGATIONS OF THE INVESTORS. The respective obligations of each Investor to be performed at Closing are subject to the satisfaction of the conditions set forth in this Section 6.3.

         (a) Except with respect to matters contemplated by SCHEDULE 3.6 hereto, no action or proceeding before any court or Governmental Authority shall have been instituted seeking to restrain, prohibit, or otherwise interfere with the transactions contemplated hereby.

         (b) EES, Cortez and the Company shall have performed in all material respects all of their obligations under this Agreement required to be performed by them on or prior to the Closing Date.

         (c) The representations and warranties of EES contained in this Agreement that are qualified by reference to materiality or Material Adverse Effect shall be true and correct, and any such representations and warranties that are not so qualified shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date, except that representations and warranties made as of a specific date need be true only as of that date.

         (d) The Investors shall have received an opinion of Vinson & Elkins L.L.P. or other counsel to EES, the Company or Cortez reasonably acceptable to the Investors covering the matters described on EXHIBIT 6.3 hereto.

         (e) Any applicable waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

         (f) Each of the agreements referred to in Section 2.1(b) shall have been entered into by all parties thereto.

                                   ARTICLE VII
                                 INDEMNIFICATION

         7.1      SURVIVAL.

         (a) All of the representations and warranties of EES, the Company, Cortez and the Investors shall survive the Closing hereunder and continue in full force and effect for a period of two (2) years thereafter, after which they shall terminate and be of no further force or effect; provided that the representations set forth in Sections 3.1 and 4.1 shall survive the Closing for the applicable statute of limitations.

         (b) All of the covenants of the parties hereto that are intended to be performed after the Closing shall survive the Closing.

         7.2 EES'S AGREEMENT TO INDEMNIFY. Subject to the terms and conditions of this Article VII:

         (a) EES and the Company hereby agree to jointly and severally indemnify, defend and hold harmless the Investors, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and attorney's fees and expenses (collectively, "Damages"), asserted against, resulting to, imposed upon or incurred by the Investors, directly or indirectly, by reason of or resulting from any breach of any representation, warranty, covenant or agreement of EES or the Company contained in or made pursuant to this Agreement, provided that, in the case of a breach of a representation or warranty, a written claim for indemnification against EES and the Company is given pursuant to Section 8.3 below within the survival period set forth in
Section 7.1(a).

         (b) EES hereby agrees to indemnify, defend and hold harmless the Company and the Investors from and against any and all Damages asserted against, resulting to, imposed upon or incurred by either the Company or the Investors, directly or indirectly, by reason of or resulting from the Excluded Liabilities; PROVIDED HOWEVER the foregoing shall not apply to any liabilities relating to or arising out of the matters referred to in Item 1 of SCHEDULE 3.6 other than any out of pocket costs and expenses, including without limitation monetary fines or penalties, settlement payments and attorneys fees and expenses, incurred by the Company in connection with such matters.

         7.3 INVESTORS' AGREEMENT TO INDEMNIFY. Subject to the terms and conditions of this Article VII, each Investor, severally and not jointly, hereby agrees to indemnify, defend and hold harmless EES, Cortez and the Company, from and against any and all Damages asserted against, resulting to, imposed upon or incurred by either the Company, Cortez or EES, directly or indirectly, by reason of or resulting from a breach of any representation, warranty or covenant of such Investor contained in or made pursuant to this Agreement, provided that, in the case of a breach of a representation or warranty, a written claim for indemnification against the Investors is given pursuant to Section 8.3 below within the survival period set forth in Section 7.1(a).

         7.4 MATTERS INVOLVING THIRD PARTIES. If any third party shall notify any party hereto (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification against any other party hereto (the "Indemnifying Party") under this Article VII, then the Indemnified Party shall notify each Indemnifying Party thereof promptly; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced as a result of such delay. In the event any Indemnifying Party notifies the Indemnified Party within thirty (30) days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, (A) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (B) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party has been advised by counsel that (i) the counsel the Indemnifying Party has selected has a conflict of interest or (ii) there may be one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party), (C) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably), and (D) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld unreasonably). In the event no Indemnifying Party notifies the Indemnified Party within thirty (30) days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, however, the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate. At any time after commencement of any such action, any Indemnifying Party may request an Indemnified Party to accept a bona fide offer from the other parties to the action for a monetary settlement payable solely by such Indemnifying Party (which does not burden or restrict the Indemnified Party nor otherwise prejudice it) whereupon such action shall be taken unless the Indemnified Party determines that the dispute should be continued, in which case the Indemnifying Party shall be liable for indemnity hereunder only to the extent of the lesser of (i) the amount of the settlement offer or (ii) the amount for which the Indemnified Party may be liable with respect to such action. In addition, the party controlling the defense of any third party claim shall deliver, or cause to be delivered, to the other party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of the third party claim, and timely notices of, and the right to participate in (as an observer) any hearing or other court proceeding relating to the third party claim.

         7.5      EXCLUSIVE REMEDY; LIMITATION ON DAMAGES.

         (a) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY AND EXCEPT AS PROVIDED IN THE PROVISO CLAUSE TO THIS SENTENCE AND IN SECTION 8.9, IN CONNECTION WITH ANY CLAIM MADE BY A PARTY AGAINST ANOTHER PARTY HEREUNDER, THE CLAIMING PARTY SHALL NOT BE ENTITLED TO RECOVER ANY PUNITIVE, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR INDIRECT DAMAGES (INCLUDING, WITHOUT LIMITATION, ANY EXEMPLARY DAMAGES, TREBLE DAMAGES, PENALTIES, OR LOSS OF PROFITS OR INCOME), WHETHER BASED ON STATUTE, IN TORT, CONTRACT OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGES MAY BE AVAILABLE UNDER APPLICABLE LAW OR OTHERWISE, AND WHETHER OR NOT ARISING FROM A PARTY'S SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT, THE PARTIES HERETO HEREBY WAIVING THEIR RIGHT, IF ANY, TO RECOVER SUCH DAMAGES IN CONNECTION WITH ANY CLAIMS HEREUNDER; PROVIDED, HOWEVER, THAT (A) IN NO EVENT SHALL SUCH LIMITATIONS OR RESTRICTIONS PREVENT A PARTY FROM RECOVERING ITS ACTUAL DAMAGES AND (B) THE FOREGOING LIMITATIONS AND RESTRICTIONS SHALL NOT APPLY TO ANY SUCH DAMAGES THAT ARE ATTRIBUTABLE TO THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD OF THE PARTY AGAINST WHOM SUCH CLAIM IS MADE.

         (b) EES, CORTEZ, THE COMPANY AND THE INVESTORS AGREE THAT THEIR SOLE RESPECTIVE RIGHTS FOR ANY RECOURSE OF ANY KIND WITH RESPECT TO ANY BREACHES OF ANY REPRESENTATIONS, WARRANTIES OR COVENANTS UNDER THIS AGREEMENT SHALL BE THEIR RESPECTIVE RIGHTS TO INDEMNIFICATION AS EXPRESSLY SET FORTH IN THIS
ARTICLE VII.

         7.6 EXPRESS NEGLIGENCE CLAUSE. THE PARTIES HERETO INTEND THAT THE INDEMNITIES SET FORTH IN THIS ARTICLE VII BE CONSTRUED AND APPLIED AS WRITTEN ABOVE NOTWITHSTANDING ANY RULE OF CONSTRUCTION TO THE CONTRARY. WITHOUT LIMITING THE FOREGOING, THE INDEMNITIES SHALL APPLY NOTWITHSTANDING ANY STATE'S "EXPRESS NEGLIGENCE RULE" OR SIMILAR RULE THAT WOULD DENY COVERAGE BASED ON AN INDEMNITEE'S SOLE, CONCURRENT OR CONTRIBUTORY ACTIVE OR PASSIVE NEGLIGENCE OR GROSS NEGLIGENCE OR STRICT LIABILITY. IT IS THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED IN THIS ARTICLE VII, THE INDEMNITIES SET FORTH HEREIN SHALL APPLY TO AN INDEMNITEE'S SOLE, CONCURRENT OR CONTRIBUTORY ACTIVE OR PASSIVE NEGLIGENCE, GROSS NEGLIGENCE OR STRICT LIABILITY. THE PARTIES AGREE THAT THIS PROVISION IS "CONSPICUOUS" FOR PURPOSES OF ALL STATE LAWS.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1 ENTIRE AGREEMENT; TERMINATION OF PRIOR AGREEMENT. This Agreement (including the exhibits and schedules) and the Other Agreements contain the entire agreement among the parties with respect to the subject matter hereof and the related transactions and supersede all prior agreements, written or oral, with respect thereto.

         8.2 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended only by a written instrument signed by the parties hereto. The provisions hereof may be waived in writing by the parties hereto. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

         8.3      NOTICES.

         (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid) as follows:

                  (i)      If to DLJMB Investors, then to:

                           277 Park Avenue
                           New York, New York
                           Attention: Ivy Dodes
                           Telephone:  (212) 892-3000
                           Facsimile:  (212) 892-7272

                  (ii)     If to GE, then to:

                           GE Capital Services
                           120 Long Ridge Road
                           Stamford, Connecticut 06927
                           Attention:  James F. Burgoyne
                           Telephone:  (203) 357-6023
                           Facsimile:  (203) 961-2666

                  (iii)    If to CalPERS, then to:

                           California Public Employees' Retirement System Lincoln Plaza
                           400 "P" Street
                           Investment Office, Suite 3492
                           Sacramento, CA  92812-2749
                           Attention:       Senior Investment Officer
                           Telephone:       (916) 558-4108
                           Facsimile:       (916) 558-4058

                           With a copy to:
                           Jones, Day, Reavis & Pogue
                           555 West Fifth Street, Suite 4600
                           Los Angeles, CA  90013-1025
                           Attention:       Dulcie D. Brand, Esq.
                           Telephone:       (213) 243-2390
                           Facsimile:       (213) 243-2539

                           With a copy to:
                           Pacific Corporate Group, Inc.
                           1200 Prospect Street
                           LaJolla, CA  92037
                           Attention:       Scott Stedman, Vice President
                           Telephone:       (858) 456-6000
                           Facsimile:       (858) 456-6018

                  (iv)     If to OTP, then to:

                           Ontario Teachers' Pension Plan Board
                           5650 Yonge Street, 5th Floor
                           Toronto, Ontario, Canada  M2M 4H5
                           Attention:       Michael Lay
                           Telephone:       (416) 730-5014
                           Facsimile:       (416) 730-5082

                  (v)      If to EES, then to:

                           Enron Energy Services, LLC
                           1400 Smith Street
                           Houston, Texas 77002

                           Attention:  General Counsel
                           Telephone:  (713) 853-6161
                           Facsimile:  (713) 646-2379

                  (vi)     If to Cortez or the Company, then to:

                           c/o Enron Energy Services, LLC
                           1400 Smith Street
                           Houston, Texas 77002
                           Attention:  General Counsel
                           Telephone:  (713) 853-6161
                           Facsimile:  (713) 646-2379

         (b) Each such notice or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 8.3(a) (with confirmation of transmission), or (ii) if given by any other means, when delivered at the address specified in Section 8.3(a). Any party by notice given in accordance with this Section 8.3 to the other party may designate another address (or telecopier number) or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

         8.4      GOVERNING LAW; VENUE; SUBMISSION TO SERVICE OF PROCESS.

         (a) THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, OTHER THAN THE CONFLICT OF LAWS RULES THEREOF.

         (b) THE PARTIES AGREE THAT THE STATE OF DELAWARE SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OVER ANY ACTION BROUGHT TO ENFORCE THE TERMS OF THIS AGREEMENT AND THAT THE PARTIES HEREBY CONSENT TO SUITS IN THE COURTS OF THE STATE OF DELAWARE AND WAIVE THE DEFENSES OF PERSONAL JURISDICTION, SERVICE AND VENUE.

         8.5 BINDING EFFECT; ASSIGNMENT. This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned (including by operation of Law) by a party without the express written consent of EES (in the case of assignment by the Investors) or the Investors (in the case of assignment by the Company or EES or Cortez) and any purported assignment, unless so consented to, shall be void and without effect. Nothing herein express or implied is intended or shall be construed to confer upon or to give anyone other than the parties hereto and their respective successors and permitted assigns any rights or benefits under or by reason of this Agreement and no other party shall have any right to enforce any of the provisions of this Agreement.

         8.6 REPRESENTATION BY COUNSEL. Each of the Investors acknowledges that Vinson & Elkins L.L.P. has served as counsel to EES and Enron Corp. in connection with the transactions contemplated hereby and not as counsel to the Company or any of the other parties to this Agreement or the Other Agreements.

         8.7 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term, provision, covenant or restriction is invalid, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         8.8 COUNTERPARTS. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

         8.9 SPECIFIC PERFORMANCE. The parties hereto agree that, to the extent permitted by law, the terms of this agreement may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                            (SIGNATURE PAGE FOLLOWS)

                                    * * * * *

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.


                               ENRON ENERGY SERVICES, LLC


                               By:      /s/ MARK S. MULLER
                                  --------------------------------
                               Name:    Mark S. Muller
                                    ------------------------------
                               Title:   Sr. Vice President
                                     -----------------------------


                               EMW ENERGY SERVICES CORP.


                               By:      /s/ JIMMIE L. WILLIAMS
                                  --------------------------------
                               Name:    Jimmie L. Williams
                                    ------------------------------
                               Title:   Vice President
                                     -----------------------------


                               CORTEZ ENERGY SERVICES, LLC


                               By:      /s/ JIMMIE L. WILLIAMS
                                  --------------------------------
                               Name:    Jimmie L. Williams
                                    ------------------------------
                               Title:   Vice President
                                     -----------------------------

                               DLJ MERCHANT BANKING PARTNERS II, L.P.

                               By:  DLJ Merchant Banking II, Inc.
                                    Managing General Partner


                               By:      /s/ IVY DODES
                                  --------------------------------
                               Name:    Ivy Dodes
                                    ------------------------------
                               Title:   Vice President
                                     -----------------------------

                               DLJ MERCHANT BANKING PARTNERS II-A, L.P.

                               By:  DLJ Merchant Banking II, Inc.
                                    Managing General Partner


                               By:      /s/ IVY DODES
                                  --------------------------------
                               Name:    Ivy Dodes
                                    ------------------------------
                               Title:   Vice President
                                     -----------------------------


                               DLJ DIVERSIFIED PARTNERS, L.P.

                               By:  DLJ Diversified Partners, Inc.
                                    Managing General Partners


                               By:      /s/ IVY DODES
                                  --------------------------------
                               Name:    Ivy Dodes
                                    ------------------------------
                               Title:   Vice President
                                     -----------------------------


                               DLJ DIVERSIFIED PARTNERS-A, L.P.

                               By:  DLJ Diversified Partners, Inc.
                                    Managing General Partner


                               By:      /s/ IVY DODES
                                  --------------------------------
                               Name:    Ivy Dodes
                                    ------------------------------
                               Title:   Vice President
                                     -----------------------------

                               DLJ MILLENNIUM PARTNERS, L.P.

                               By:  DLJ Merchant Banking II, Inc.
                                    Managing General Partner


                               By:      /s/ IVY DODES
                                  --------------------------------
                               Name:    Ivy Dodes
                                    ------------------------------
                               Title:   Vice President
                                     -----------------------------


                               DLJ MILLENNIUM PARTNERS-A, L.P.

                               By:  DLJ Merchant Banking II, Inc.
                                    Managing General Partner


                               By:      /s/ IVY DODES
                                  --------------------------------
                               Name:    Ivy Dodes
                                    ------------------------------
                               Title:   Vice President
                                     -----------------------------


                               DLJ FIRST ESC L.P.

                               By:  DLJ LBO Plans Management Corporation
                                    General Partner


                               By:      /s/ IVY DODES
                                  --------------------------------
                               Name:    Ivy Dodes
                                    ------------------------------
                               Title:   Vice President
                                     -----------------------------

                               DLJ OFFSHORE PARTNERS II, C.V.

                               By:  DLJ Merchant Banking II, Inc.
                                    Managing General Partner


                               By:      /s/ IVY DODES
                                  --------------------------------
                               Name:    Ivy Dodes
                                    ------------------------------
                               Title:   Vice President
                                     -----------------------------



                               DLJ EAB PARTNERS, L.P.

                               By:  DLJ LBO Plans Management Corporation
                                    General Partner


                               By:      /s/ IVY DODES
                                  --------------------------------
                               Name:    Ivy Dodes
                                    ------------------------------
                               Title:   Vice President
                                     -----------------------------



                               DLJ ESC II, L.P.

                               By: DLJ LBO Plans Management Corporation
                                      General Partner


                               By:      /s/ IVY DODES
                                  --------------------------------
                               Name:    Ivy Dodes
                                    ------------------------------
                               Title:   Vice President
                                     -----------------------------

                               DLJMB FUNDING II, INC.


                               By:      /s/ IVY DODES
                                  --------------------------------
                               Name:    Ivy Dodes
                                    ------------------------------
                               Title:   Vice President
                                     -----------------------------

                               G.E. CAPITAL EQUITY INVESTMENTS, INC.


                               By:      /s/ HANS KOBLER
                                  --------------------------------
                               Name:    Hans Kobler
                                    ------------------------------
                               Title:   Vice Presodent
                                     -----------------------------


                               CALIFORNIA        PUBLIC         EMPLOYEES'
                               RETIREMENT SYSTEM


                               By:      /s/ LEON G. SHAHINIAN
                                   -------------------------------
                               Name:    Leon G. Shahinian
                                    ------------------------------
                               Title:   Investment Officer II
                                     -----------------------------


                               ONTARIO TEACHERS' PENSION PLAN BOARD


                               By:      /s/ D. MICHAEL LAY
                                   --------------------------------
                               Name:    D. Michael lay
                                    -------------------------------
                               Title:   Vice President
                                     ------------------------------

                                                                  EXHIBIT 1.1(a)

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                                                  EXHIBIT 1.1(b)

                         BUSINESS OPPORTUNITY AGREEMENT

                                                               EXHIBIT 1.1(c)(i)

                        MASTER ENERGY PURCHASE AGREEMENT

                                                              EXHIBIT 1.1(c)(ii)

                          MASTER GAS PURCHASE AGREEMENT

                                                                  EXHIBIT 1.1(d)

                            FORM OF INVESTOR WARRANT

                                                                  EXHIBIT 1.1(e)

                            NONCOMPETITION AGREEMENT

                                                                  EXHIBIT 1.1(f)

                               SERVICES AGREEMENT

                                                                  EXHIBIT 1.1(g)

                               SOFTWARE AGREEMENT

                                                                  EXHIBIT 1.1(h)

                             FORM OF SPECIAL WARRANT

                                                                  EXHIBIT 1.1(i)

                             STOCKHOLDERS AGREEMENT

                                                                     EXHIBIT 6.2

                  OPINIONS DELIVERED ON BEHALF OF EACH INVESTOR

         1. Such Investor has the corporate or similar power and authority to execute, deliver and perform its obligations under this Agreement and the Stockholders Agreement and to consummate the transactions contemplated hereby and thereby. Such Investor has taken all necessary corporate or similar action to authorize its execution, delivery and performance of this Agreement and the Stockholders Agreement. This Agreement and the Stockholders Agreement have been duly executed and delivered by such Investor.

         2. Neither the execution, delivery nor performance by such Investor of this Agreement or the Stockholders Agreement nor the consummation by such Investor of the transactions contemplated by this Agreement or the Stockholders Agreement will violate any provisions of or conflict with the organizational or governing documents of such Investor.

                                                                     EXHIBIT 6.3

       OPINIONS DELIVERED ON BEHALF OF ENRON, EES, CORTEZ AND THE COMPANY

         1. Each of Enron, EES, Cortez and the Company has the requisite limited liability or corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Other Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. Each of Enron, EES, Cortez and the Company have taken all necessary limited liability company or corporate action to authorize the execution, delivery and performance of this Agreement and the Other Agreements to which it is a party. This Agreement and the Other Agreements have been duly executed and delivered by each of Enron, EES, Cortez and the Company to the extent they are a party thereto.

         2. Except as set forth in SCHEDULE 3.4 hereto, neither the execution, delivery nor performance of this Agreement or the Other Agreements by Enron, EES, Cortez or the Company nor the consummation by Enron, EES, Cortez or the Company of the transactions contemplated by this Agreement or the Other Agreements to which they are a party, will violate any provisions of or conflict with, result in a breach of, constitute a default under: (a) the organizational documents of Enron, EES, Cortez or the Company; (b) any judgment, injunction, order or decree known to such counsel, after reasonable inquiry, to be binding upon Enron, EES, Cortez or the Company, or (c) any contractual or legal restriction contained in any material agreement, indenture, loan or credit agreement, bond or note or guaranties of any such obligations known to such counsel to which Enron, EES, Cortez or the Company is subject (which in the case of Enron means only those agreements that create a monetary liability of more than $100 million).

         3. Each share of Common Stock and Non-Voting Common Stock to be issued pursuant to this Agreement has been duly authorized, and, upon payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable.

         4. The Common Stock or Non-Voting Common Stock, as the case may be, to be issued, upon valid exercise of the Warrants in accordance with their terms, will be duly authorized and, when issued and delivered in accordance with the terms of the Warrants, will be validly issued, fully paid, non-assessable.

         5. Assuming the accuracy of the representations of the Investors set forth in Section 4.6 as of the date of Closing, the issuance of the Common Stock and Warrants to be issued at Closing will not require registration under the Securities Act.

                                                              SCHEDULE 2.1(a)(i)

                              CONTRIBUTED CONTRACTS
                                 [SEE ATTACHED]

                                                                    SCHEDULE 3.1

                    COMPANY OBLIGATIONS TO ISSUE COMMON STOCK

         1. It is currently contemplated in the Confidential Letter of Intent by and between Simon Property Group, L.P. ("Simon") and Enron Energy Services Operations, Inc. dated October 11, 1999, a copy of which has been provided to the Investors, that the Company will be obligated to issue certain shares of Non-Voting Common Stock to Simon on terms set forth in such Letter of Intent. The Company has the obligation to negotiate in good faith with Simon but does not have the obligation to enter into definitive agreements unless approved by the Special Committee as defined in the Stockholders Agreement.

         2. It is currently contemplated that the Company will after Closing issue to Lou Pai Special Warrants to acquire up to 10,322 shares of Non-Voting Common Stock, which will be part of the agreed 10% allocation to management.

                                                                    SCHEDULE 3.4

                        RESTRICTIONS AGAINST PERFORMANCE

         None, except as set forth in Schedules 3.5 and 3.6.

                                                                    SCHEDULE 3.5

                               REQUIRED APPROVALS

         1. An Application and Order granted under the Federal Power Act for a "power marketing certificate" authorizing the Company to sell electricity at wholesale at negotiated market-based rates.

         2. Applications to and approvals by applicable state public utility commissions or public service commissions, and other state or local governmental authorities, for conduct of the Company's business at retail with Small Commercial Customers and Residential Customers (as defined in the Company's charter) within such states.

         3. Qualifications or registrations of the Company to conduct business in various states, including California and Ohio.

         4. Compliance by the parties with the Hart-Scott-Rodino Act of 1976, as amended.

                                                                    SCHEDULE 3.6

                                   LITIGATION

ITEM 1

IN THE MATTER OF THE INVESTIGATION OF ENRON CORP. - District Attorney, Orange County, CA

         Enron Corp. received an administrative subpoena in December, 1997 from the Assistant District Attorney for Orange County, California to attend and testify and produce certain advertisements and related materials pertaining to the marketing of electric service to residential consumers in the State of California. Enron answered the subpoena in January, 1998 and periodically met with Orange County officials through July, 1998 to discuss its marketing activities, resolving many of the issues and questions raised (third party marketing arrangements, sources of energy and marketing scripts). The investigation focused on the contention that Enron's advertising implied that the 10% rate reduction off 1997 rates was unique to Enron and could be obtained while receiving clean electricity from solar and wind power and that Enron failed to fully disclose the state deregulation plan by not mentioning the 4 year rate guarantee.

         Enron received notice in January, 1999 that the Assistant District Attorneys for Santa Clara and Los Angles Counties had joined the investigation, but contemporaneously received a joint settlement offer. Enron rejected the offer and submitted an alternate proposal, which was rejected. Enron was notified in August, 1999 that Los Angeles County was no longer pursuing the matter and a received a second unsolicited settlement offer from the two remaining counties.

         The investigation is now focused on the alleged implications in Enron's advertising that Enron's rate was unique to EES and failed to provide a full disclosure of the state deregulatory statute. Enron continues to maintain that:

     (1) it accurately advertised its product (a combined 10% rate reduction off 1997 rates and 2 free weeks of electricity after the first year of service) and that it is unreasonable to ignore the 2 free weeks simply because of the 1 year vesting requirement;

     (2) the state mandated rate reductions apply only to the investor owned utilities, and, given the inapplicable nature of such regulations to Enron, disclosure of the state mandated regulatory scheme was not required by Enron; and

     (3) even the California utilities did not completely disclose the state regulatory scheme.

         The District Attorneys have now offered to settle for $415,000 and injunctive relief. Enron met with the Assistant District Attorneys again in December, 1999 to continue settlement negotiations. Enron does not believe that the resolution of these matters reasonably can be expected to have a material adverse effect on its business or results of operations.

ITEM 2

IN RE ENRON CORP.: ADMINISTRATIVE SUBPOENA, ATTORNEY GENERAL, STATE OF NEW
JERSEY:

         Enron Corp. received an administrative subpoena in March, 1999 from the New Jersey Attorney General's Office of Consumer Protection to produce certain documents pertaining to the marketing of natural gas in the State of New Jersey by Enron Energy Services, Inc. ("EESI"). The subpoena was part of an investigation related to allegations of improper marketing practices by a third-party telemarketing company retained by EESI to sell natural gas contracts to commercial customers in New Jersey. The telemarketer had been terminated by EESI in December, 1997. On September 26, 1999, EESI entered into a Consent Order with the New Jersey Division of Consumer Affairs ("DCA") and Board of Public Utilities ("BPU") resolving the investigation as it relates to EESI.


         As set forth in the Consent Order, the DCA and BPU did not find that EESI had engaged in any act that is unlawful under New Jersey Law. The Consent Order requires EESI and its affiliates to:

          1) comply with New Jersey laws in their natural gas and electricity sales efforts;

          2) maintain internal policies and training procedures to ensure such compliance;

          3) ensure that management level employees with direct responsibility for marketing natural gas and electricity to customers in New Jersey are familiar with the terms of the Consent Order; and

          4) provide, for a period of two years, a copy of the Consent Order to any affiliate filing for a retail energy sales license in New Jersey and any independent contractor hired by it or its affiliates to sell retail energy contracts in New Jersey.

         EESI has agreed not to object to the introduction of the Consent Order into the record with regard to an application of any Enron Corp. affiliate for a license to sell natural gas or electricity in New Jersey; however, it is the belief of the Enron Corp. Government Affairs Department that such introduction will not adversely affect such licensure.

                                                                   SCHEDULE 3.11

                              COMPLIANCE WITH LAWS

         None, except as set forth in Schedule 3.6.

                                                                   SCHEDULE 5.12

                                    EMPLOYEES


MARKETING

Jim Badum
Ann Aitken
John Silver
Li Doyle
Kristen Hand
Laurie Miller


RISK MANAGEMENT
John Henderson


REGULATORY
Susan Covino

TECHNOLOGY / IT

Lonnie Farr
Janette Smith
Les Wilson
Tim Vail

ADMINISTRATION
Melissa Barber
Carmen Bernal
Monica Butler
Melissa Corley
Tina Spiller